UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	82-0291227 (I.R.S. Employer Identification No.)
101 East Lakeside Avenue Coeur D’Alene Idaho 83814 (Address of Principal Executive Offices)(Zip Code)

Timberline Resources Corporation Amended 2005 Equity Incentive Plan
(Full title of the plan)

Dorsey & Whitney LLP Republic Plaza, Suite 4700 370 Seventeenth Street Denver, CO 80202 (303) 629-3400 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares not subject to outstanding options under the Plan	3,000,000	$0.97(2)	$2,910,000	$207.48
Total	3,000,000	N/A	$2,910,000	$207.48

(1)

Shares of Common Stock, par value $0.001, available for issuance by the Registrant pursuant to the Timberline Resources Corporation Amended 2005 Equity Incentive Plan.

(2)

The proposed maximum offering price per share of Common Stock and the registration fee were calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average of the high and low prices ($1.00 and $0.94, respectively) for the Registrant’s Common Stock on June 10, 2010, as quoted on the NYSE Amex.

INTRODUCTORY STATEMENT

On September 4, 2008, Timberline Resources Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (SEC File No. 333-153328) to register 6,590,833 shares of common stock of the Registrant, par value  $0.001 (“Common Stock”), issuable upon exercise of options granted or to be granted under the Registrant’s Amended 2005 Equity Incentive Plan (the “Plan”).  On May 28, 2010, at a Special Meeting of the Registrant’s stockholders, an amendment to the Plan was approved pursuant to which the number of shares of Common Stock issuable under the Plan was increased by 3,000,000 shares of Common Stock.  Accordingly, this Registration Statement on Form S-8 registers the additional 3,000,000 shares of Common Stock issuable upon exercise of options granted under the Plan, as approved by the Registrant’s stockholders on May 28, 2010.

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-153328), as filed with the SEC on September 4, 2008, are hereby incorporated by reference herein.

EXHIBITS

Exhibit Number	Exhibit
4.1	Amendment No. 2 to the Timberline Resources Corporation Amended 2005 Equity Incentive Plan
4.2

Amendment No. 1 to the  Timberline Resources Corporation Amended 2005 Equity Incentive Plan (incorporated by reference to Appendix “E” to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on May 3, 2010)

4.3

Timberline Resources Corporation Amended 2005 Equity Incentive Plan  (incorporated by reference to Appendix “E” to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on May 3, 2010)

5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of DeCoria, Maichel & Teague P.S.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (See page 3 of this Registration Statement)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur D’Alene, State of Idaho, on this 14th day of June, 2010.

TIMBERLINE RESOURCES CORPORATION

/s/ Randal Hardy

Name:   Randal Hardy

Title:     Chief Executive Officer, Chief Financial Officer,

and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randal Hardy and Paul Dircksen his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Randal Hardy Randal Hardy	Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	June 14, 2010

/s/ Paul Dircksen Paul Dircksen	Executive Chairman, Director and Vice President of Exploration	June 14, 2010

/s/ Craig Crowell Craig Crowell	Chief Accounting Officer (Principal Accounting Officer)	June 14, 2010

/s/ Vance Thornsberry Vance Thornsberry	Director	June 14, 2010

/s/ Eric Klepfer Eric Klepfer	Director	June 14, 2010

/s/ Ron Guill Ron Guill	Director	June 14, 2010

/s/ James Moore James Moore	Director	June 14, 2010

/s/ Robert Martinez Robert Martinez	Director	June 14, 2010

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